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                                                                     Exhibit 23b




INDEPENDENT AUDITORS' CONSENT

MFIC Corporation

We consent to the incorporation by reference in this Registration Statement of MFIC Corporation on Form S-8 of our report dated March 29, 2001, except for Note 7, as to which the date is April 13, 2001, appearing in the Annual Report on Form 10-K of MFIC Corporation for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
April 8, 2002